Exhibit 10.2

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF OKLAHOMA

IN RE SEMGROUP ENERGY PARTNERS, L.P., SECURITIES LITIGATION	CASE NO. 08-MD-1989-GKF-FHM [Related to Docket No. 329]

ORDER PRELIMINARILY APPROVING SETTLEMENT

WHEREAS, on May 3, 2011, Lead Plaintiff Harvest Fund Advisors LLC, on behalf of itself and the Class (as herein defined), and SemGroup Energy Partners, L.P. (n/k/a Blueknight Energy Partners, L.P.) (“SGLP”), SemGroup Energy Partners G.P., L.L.C. (n/k/a Blueknight Energy Partners G.P. L.L.C.) (“SGLP GP”), Thomas L. Kivisto, Gregory C. Wallace, Kevin L. Foxx, Michael J. Brochetti, Alex G. Stallings, Brian F. Billings, W. Anderson Bishop, A.G. Edwards & Sons, Inc., Bank of America Corporation, BOSC, Inc., Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc. (n/k/a J.P. Morgan Securities LLC), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Raymond James & Associates, Incorporated, RBC Capital Markets Corporation (n/k/a RBC Capital Markets, LLC), SMH Capital Inc. (n/k/a Sanders Morris Harris, Inc.), UBS Securities LLC, Wachovia Capital Markets, LLC, Wachovia Corporation, Wells Fargo & Co., Richie Opportunistic Trading Ltd., C/R SemGroup Investment Partnership, L.P., C/R Energy Coinvestment II, L.P., and Carlyle/Riverstone Global Energy and Power Fund II, L.P. (collectively, the “Settling Defendants” and, together with Lead Plaintiff, the “Parties”) in the above-captioned class action (the “Litigation”), by and through their respective counsel, entered into a Stipulation of Settlement (the “Stipulation”) which is subject to review under Rule 23 of the Federal Rules of Civil Procedure and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed settlement of the claims alleged in the Corrected Consolidated Securities Class Action Complaint for Violations of the Federal Securities Laws filed July 17, 2009 (the “Complaint”); and

WHEREAS, upon consent of the Parties, after review and consideration of the Stipulation filed with the Court and the exhibits annexed thereto, and after due deliberation,
IT IS HEREBY ORDERED that:
1. The Court, for purposes of this order (the “Notice Order”), adopts all defined terms as set forth in the Stipulation.

2. The Court hereby preliminarily certifies, for purposes of effectuating this Settlement only, a class pursuant to Rule 23 of the Federal Rules of Civil Procedure consisting of purchasers and holders of the common units of SGLP from July 17, 2007 through and including July 17, 2008, including purchasers of SGLP common units pursuant or traceable to the Registration Statements and Prospectuses filed with the Securities and Exchange Commission in connection with SGLP’s July 17, 2007 initial public offering and February 14, 2008 secondary public offering (the “Class”).  Excluded from the Class are (i) Defendants; (ii) members of the immediate family of each Individual Defendant; (iii) any person who was an officer or director of SGLP, SemGroup, L.P., SGLP GP, SemGroup Holdings, L.P., or any of the Underwriter Defendants during the Class Period; (iv) any firm, trust, corporation, officer, or other entity in which any Defendant has or had a majority interest; and (v) the legal representatives, agents, affiliates, heirs, successors-in-interest, or assigns of any such excluded party.  Also excluded from the Class are those Persons who timely and validly request exclusion from the Class pursuant to the requirements set forth in the Notice of Pendency and Proposed Settlement of Class Action (the “Class Notice”).
3. Pursuant to Rule 23 and for purposes of settlement only, Lead Plaintiff Harvest Fund Advisors LLC is appointed as the Class Representative.
4. For purposes of a settlement Class only, this Court expressly, but preliminarily, finds and concludes that the requirements of Rule 23(a) and 23(b)(3) are satisfied as: the members of the Class are so numerous that joinder of all Class Members in the class action is impracticable; there are questions of law and fact common to the Class which predominate over any individual questions; the claims of Lead Plaintiff are typical of the claims of the Class; Lead Plaintiff and its counsel have fairly and adequately represented and protected the interests of all of the Class Members; and a class action is superior to other available methods for the fair and efficient adjudication of the controversy, considering: the interests of the members of the Class in individually controlling the prosecution of the separate actions, the extent and nature of any litigation concerning the controversy already commenced by members of the Class, the desirability or undesirability of continuing the litigation of these claims in this particular forum, and the difficulties likely to be encountered in the management of the class action.

5. Lead Counsel is authorized to act on behalf of the Class with respect to all acts required by, or which may be undertaken pursuant to, the Stipulation or such other acts that are reasonably necessary to consummate the proposed Settlement set forth in the Stipulation.
6. The Court preliminarily approves:  (i) the Settlement of the Litigation as set forth in the Stipulation, and (ii) the proposed Plan of Allocation described in the Class Notice, subject to the right of any Class Member to challenge the fairness, reasonableness, and adequacy of the  Settlement, the Stipulation or the proposed Plan of Allocation, and to show cause, if any exists, why a final judgment dismissing the Litigation based on the Stipulation should not be ordered herein after due and adequate notice to the Class has been given in conformity with this Order.
7. Lead Counsel is hereby authorized to retain Rust Consulting, Inc. (“Rust”) as the Claims Administrator in connection with the Settlement to supervise and administer the notice and claims procedures.  The Parties and their counsel shall not be liable for any act or omission of the Claims Administrator.
8. Rust or the Escrow Agent is authorized and directed to prepare any tax returns and any other tax reporting for or in respect of the Settlement Fund and to pay from the Settlement Fund any Taxes owed with respect to the Settlement Fund, and to otherwise perform all obligations with respect to Taxes and any reporting or filings in respect thereof as contemplated by the Stipulation, without further order of the Court.
9. Pursuant to Rule 23(e), a hearing (the “Settlement Hearing”) shall be held on October 5, 2011, at 9:30 a.m., in the United States District Court for the Northern District of Oklahoma, the Honorable Gregory K. Frizzell presiding, for the following purposes:
a. to determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Class;
b. to determine whether the Plan of Allocation for the proceeds of the Settlement should be approved by the Court as fair and reasonable;
c. to determine whether the Judgment should be entered pursuant to the Stipulation, inter alia, dismissing the Litigation against the Defendants with prejudice and extinguishing and releasing all Released Claims (as defined in the Stipulation);

d. to consider Lead Counsel’s application for an award of attorneys’ fees and the reimbursement of litigation expenses;
e. to consider Lead Plaintiff’s application for reimbursement of costs and expenses (including lost wages) in connection with its representation of the Class;
f. to consider whether the issuance, disposition, distribution, and sale of any Settlement Units in connection with the Settlement is subject to exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended
g. to rule on such other matters as the Court may deem appropriate.
10. The Court reserves the right to reschedule the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees and reimbursement of expenses or to change the location thereof, without further notice of any kind to Class Members.
11. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification as may be consented to by the Parties to the Stipulation and without further notice to the Class.
12. The Claims Administrator shall make reasonable efforts to identify all Persons who are members of the Class, including beneficial owners whose SGLP common units are held by banks, brokerage firms, or other nominees.  Pursuant to the Stipulation, SGLP is to provide to the Claims Administrator, without any charge to Lead Plaintiff or the Class, its shareholder lists, as SGLP or its transfer agent may possess, as appropriate for providing notice to the Class, in a format designated by the Claims Administrator for mailings, within seven (7) calendar days following the execution of the Stipulation.
13. Within ten (10) calendar days after the entry of this Order, the Claims Administrator shall cause a copy of the Class Notice and the Proof of Claim and Release form (“Proof of Claim”) to be mailed by first class mail, postage pre-paid, to all identifiable members of the Class, at their last known address appearing in the transfer records maintained by or on behalf of SGLP (the “Notice Date”).

14. Pursuant to the Class Notice, each nominee shall either: (i) send the Class Notice and Proof of Claim to Class Members for which they act as nominee by first class mail within ten (10) calendar days after the nominee receives the Class Notice; or (ii) send a list of the names and addresses of such beneficial owners to the Claims Administrator within ten (10) calendar days after the nominee receives the Class Notice and, in the event of the latter, the Claims Administrator shall send by first class mail the Class Notice and Proof of Claim to all Class Members who are on the list received from the nominee.  The Claims Administrator shall, if requested, reimburse banks, brokerage houses, or other nominees for their reasonable out-of-pocket expenses incurred in providing notice to beneficial owners who are Class Members, which expenses would not have been incurred except for the sending of such notice, subject to further order of this Court with respect to any dispute concerning such compensation.  Lead Counsel shall file with the Court and serve upon counsel for the Defendants no later than seven (7) calendar days prior to the Settlement Hearing an affidavit or declaration describing the efforts taken to comply with this Order and stating that the mailings have been completed in accordance with the terms of this Order.
15. Within ten (10) calendar days of the Notice Date, Lead Counsel shall publish the Summary Notice, substantially in the form of Exhibit A-3 to the Stipulation, once in Investor’s Business Daily and once over PR Newswire.  Lead Counsel shall file with the Court and serve upon counsel for the Defendants no later than seven (7) calendar days prior to the Settlement Hearing an affidavit or declaration stating that the Summary Notice has been published in accordance with the terms of this Order.
16. The form and content of the Class Notice, the Proof of Claim, and the Summary Notice, attached to the Stipulation as Exhibits A-1, A-2, and A-3, respectively, and the method set forth herein of notifying the Class of the Settlement and its terms and conditions, meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 27(a)(7) of the Securities Act of 1933, 15 U.S.C. § 77z-1(a)(7), as amended by the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(a)(7), as amended by the PSLRA, and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all Persons entitled thereto.

17. The Court recognizes and acknowledges that a determination of fairness at the Settlement Hearing will include the findings necessary to exempt the distribution of common units by Blueknight Energy Partners, L.P. from registration pursuant to Section 3(a)(10) of the Securities Act of 1933, 15 U.S.C. Section 77(c)(a)(10), and that the common units portion of the Settlement Fund will be been transferred into an account controlled by the Escrow Agent, without registration and compliance with the prospectus delivery requirements of the securities laws.
18. Any member of the Class who wishes to object to the Settlement must, at least twenty-one (21) calendar days prior to the Settlement Hearing, file with the Court and serve on counsel (listed below) a written statement of objection to the Settlement, the Plan of Allocation, the application for attorneys’ fees and reimbursement of expenses, and/or the application for reimbursement of costs and expenses (including lost wages) to Lead Plaintiff.  Any member of the Class who timely objects to the Settlement, the Plan of Allocation, the application for attorneys’ fees and reimbursement of expenses, and/or the application for reimbursement of costs and expenses to Lead Plaintiff, or who otherwise wishes to be heard, may appear in person or by his, her, or its attorney, at his, her, or its own expense, at the Settlement Hearing and present evidence or argument that may be proper or relevant; provided, however, that no Person other than the Parties and their counsel shall be heard, and no papers, briefs, pleadings, or other documents submitted by any Person shall be considered by the Court, unless within twenty-one (21) calendar days prior to the Settlement Hearing, such Person files with the Court and serves upon counsel listed below:  (1) a statement of such Person’s objections to any matters before the Court concerning this Settlement; (2) the grounds therefor or the reasons that such Person desires to appear and be heard, as well as all documents or writings such Person desires the Court to consider; (3) whether that Person intends to present any witnesses; and (4) proof of the Person’s membership in the Class, which proof shall include the Person’s purchase(s) of SGLP common units during the Class Period and any sales thereof, including the dates, the number of common units and price(s) paid and received for each such purchase and sale.  Such filings shall be served upon the Court and the following counsel:

Lead Counsel for Lead Plaintiff and the Class:
Ramzi Abadou, Esq.
BARROWAY TOPAZ KESSLER
   MELTZER & CHECK, LLP
580 California Street, Suite 1750
San Francisco, CA 94104

Designated Counsel for Defendants:

Michael W. Youtt, Esq.
KING & SPALDING LLP
1100 Louisiana, Suite 4000
Houston, TX 77002-5214

19. Any Person falling within the definition of the Class may, upon request, be excluded from the Class.  Any such Person must submit to the Claims Administrator a request for exclusion (“Request for Exclusion”) at least twenty-one (21) calendar days prior to the date of the Settlement Hearing.  A Request for Exclusion must state:  (1) the name, address, and telephone number of the Person requesting exclusion; (2) the Person’s purchase(s) of SGLP common units during the Class Period and any sales thereof, including the dates, the number of common units and price(s) paid and received for each such purchase and sale; and (3) that the Person wishes to be excluded from the Class.  All Persons who submit valid and timely Requests for Exclusion in the manner set forth in this paragraph and the Notice shall have no rights under the Stipulation and shall not share in the distribution of the Net Settlement Fund.

20. Any Class Member who wishes to participate in the Net Settlement Fund must timely submit a valid Proof of Claim to the Claims Administrator, at the Post Office Box indicated in the Class Notice, postmarked not later than one hundred and twenty (120) calendar days following the Notice Date.  Such deadline may be extended further by Court order.  A Proof of Claim shall be deemed to have been submitted when postmarked, if mailed by first class, or registered or certified mail, postage prepaid, addressed in accordance with the instructions given in the Proof of Claim.  All other Proofs of Claim shall be deemed to have been submitted at the time they are actually received by the Claims Administrator.  To be valid, a Proof of Claim must: (i) be completed in a manner that permits the Claims Administrator to determine the eligibility of the claim as set forth in the Proof of Claim; (ii) include the release by the claimant of all Released Persons as set forth in the Stipulation; and (iii) be signed with an affirmation that the information is true and correct.  As part of the Proof of Claim, each Class Member shall submit to the jurisdiction of the Court with respect to the claim submitted, and shall (subject to the effectuation of the Settlement reflected in the Stipulation) agree and enter into the release as provided in the Stipulation.  All Class Members who do not submit a valid and timely Proof of Claim shall be barred forever from receiving any payments from the Net Settlement Fund, but will, in all other respects, be subject to and bound by the provisions of the Stipulation and the Judgment, if entered, whether favorable or unfavorable and whether or not they submit a Proof of Claim, unless such Persons request exclusion from the Class in a timely and proper manner, as provided herein.
21. If this Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof) made with the consent of the Parties as provided for in the Stipulation, and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein), shall be terminated and shall become void and of no further force and effect except as set forth in the Stipulation.

22. All proceedings in the Litigation, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court.  Pending final determination whether the Settlement should be approved, Lead Plaintiff and all members of the Class are barred and enjoined from commencing, prosecuting, continuing, or asserting any action with regards to any of the Released Claims against the Released Persons as defined in the Stipulation.
23. The contents of the Settlement Fund held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as the contents of those funds shall be distributed pursuant to the Stipulation and/or further order(s) of the Court.
24. The Stipulation, whether or not consummated, and any negotiations, discussions, or proceedings in connection herewith shall not be:
(a)           offered or received against any Defendant as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any Defendant of the truth of any fact alleged by the Lead Plaintiff or Class Members or the validity of any claim that has been or could have been asserted in the Litigation or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Litigation or in any litigation, or of any liability, negligence, fault, or wrongdoing of the Defendants;
(b)           offered or received against any Defendant as evidence of a presumption, concession, admission of any fault, misrepresentation, or omission with respect to any statement or written document approved or made by any Defendant, or against Lead Plaintiff and each Class Member as evidence of any infirmity in the claims of Lead Plaintiff and the Class;
(c)           offered or received against any Defendant, the Lead Plaintiff, any member of the Class, or any other Person as evidence of a presumption, concession, or admission of any liability, negligence, fault, or wrongdoing, or in any way referred to for any other reason as against any of the parties to the Stipulation, in any other civil, criminal, or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, the Defendants and their Related Parties may refer to it to effectuate the release granted them hereunder;

(d)           construed against the Defendants, Lead Plaintiff, or the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial.
25. All motions and papers in support of the Settlement and Plan of Allocation, any application by Lead Counsel for an award of attorneys’ fees and reimbursement of expenses and any application by Lead Plaintiff for reimbursement of costs and expenses (including lost wages) in connection with its representation of the Class, shall be filed and served no later than twenty-one (21) calendar days before the date scheduled for the Settlement Hearing, and all reply briefs in support of said motions shall be filed and served no later than seven (7) calendar days prior to the Settlement Hearing.
26. The Court authorizes payment out of the Settlement Fund of notice and administration expenses in accordance with the Stipulation.
27. The Court further retains jurisdiction over this Litigation to consider all further matters arising out of or connected with the Settlement reflected in the Stipulation, including enforcement of the releases provided for in the Stipulation.
28. The passage of title and ownership of the Settlement Fund to the Escrow Agent in accordance with the terms of the Stipulation is approved.  No Person that is not a Class Member shall have any right to any portion of, or in the distribution of, the Net Settlement Fund unless otherwise ordered by the Court or otherwise provided in the Stipulation.
29. The Court finds that the CAFA Notice fully complies with the Class Action Fairness Act of 2005, 28 U.S.C. § 1711 et seq., and no supplement to the CAFA Notice is required.
30. The Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to Class Members.

SIGNED this 9th day of June, 2011.
/s/ Gregory K. Frizzell
THE HONORABLE GREGORY K. FRIZZELL
UNITED STATES DISTRICT JUDGE

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